EXHIBIT 16.1

Hancock Askew & Co., LLP

100 Riverview Drive

Savannah, Georgia 31404

December 29, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated December 29, 2014, of Health Discovery Corporation and are in agreement with the statements contained therein.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia